UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2012

FLORIDA GAMING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9099	59-1670533
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

3500 NW 37th Avenue, Miami, FL 33142
(Address of principal executive offices) (Zip code)

(502) 589-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)      On October 19, 2012, effective immediately, the board of directors of Florida Gaming Centers, Inc. (“Centers”), the wholly owned subsidiary of Florida Gaming Corporation (the “Company”), terminated the engagement of David S. Jonas as Centers’ Chief Restructuring Officer.

Item 8.01	Other Events.

On October 18, 2012, ABC Funding, LLC, on behalf of certain of Centers’ lenders, filed motions requesting the immediate appointment of David S. Jonas as receiver to take operational control of Centers. ABC Funding filed the motions as Administrative Agent for the lenders under Centers’ primary credit facility, alleging that the appointment of a receiver is necessary to protect certain property that was pledged to the lenders under the credit facility. The motions further allege that: Centers is unable to manage its contractual obligations appropriately and to protect the collateral of its secured creditors; Centers is incapable of adhering to the corporate structure by which it and the Company are required to operate; Centers’ funds have been misappropriated and misallocated; and, the assets that are available to repay the loan are in danger of being dissipated in violation of the credit facility loan documents. The motions were filed in connection with lawsuits previously filed by ABC Funding in the Eleventh Judicial Circuit in and for Miami-Dade County, Florida and in the Nineteenth Judicial District in and for St. Lucie County, Florida that were reported by the Company on its Form 8-K dated September 5, 2012 and that are described in greater detail below.

Background of the Lawsuits

As previously reported on Form 8-K, on April 25, 2011, the Company and Centers entered into a credit agreement with ABC Funding, as Administrative Agent for the lenders. As security for the credit agreement, Centers and City National Bank of Florida, as Trustee under the Land Trust Agreement dated January 3, 1979, known as Trust Number 5003471 (the “Land Trust”), granted mortgages to ABC Funding in certain real property owned by Centers and the Land Trust in St. Lucie, Florida and Miami-Dade County, Florida, respectively. As additional security under the Credit Agreement: (1) Centers collaterally assigned all of its rights in the Land Trust to ABC Funding (the “Trust Assignment”); (2) the Land Trust, the Company and the Company’s wholly-owned subsidiary, Tara Club Estates, Inc., each executed a Credit Party Guaranty (the “Guaranty”) in favor of ABC Funding, guaranteeing Centers’ obligations (the “Obligations”) under the Credit Agreement; and (3) the Company, Centers and Freedom Holding, Inc., the Company’s largest shareholder, executed a Pledge Agreement (the “Pledge Agreement”) granting ABC Funding a security interest in substantially all of their personal property.

As reported in the Company’s Form 10-Q for the period ended June 30, 2012, on August 9, 2012, ABC Funding delivered to the Company and Centers notice of immediate acceleration of all of the Obligations, and it filed the two lawsuits on September 5, 2012.

In its complaints, ABC Funding alleged numerous defaults and other violations of the credit agreement and other loan documents against the Company and Centers. ABC Funding is seeking: (i) an award of damages in excess of $84,000,000 against Centers for breach of the credit agreement; (ii) enforcement of the Guaranty against the Company, including an award of damages in excess of $84,000,000; (iii) to foreclose on the collateral secured by the Miami mortgage, the St. Lucie mortgage, the Pledge Agreement and the Trust Assignment, including, certain real property owned by Centers and the Land Trust in Miami-Dade County, Florida and in St. Lucie, Florida; and (iv) the appointment of a receiver.

The foregoing descriptions of the credit agreement, the Guaranty and the Pledge Agreement are qualified in their entirety by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated April 25, 2011, and Exhibits G and H thereto. The foregoing description of the acceleration notice is qualified in its entirety by reference to Exhibit 99.1 to the Company’s Quarterly Report on Form 10-Q filed for the period ended June 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLORIDA GAMING CORPORATION

Date: October 24, 2012	By	/s/ W. Bennett Collett, Jr.
W. Bennett Collett, Jr.
Chief Executive Officer